EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 06/23/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.23%	-2.05%	10.78%
Class B Units	1.21%	-2.10%	10.32%
                * Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JUNE 23, 2006

The Grant Park Futures Fund posted trading gains over the past week. Positions in the interest rates, energies and soft agricultural commodities were responsible for the majority of gains; losses came mostly from positions in the currency sector.

Short positions in the interest rate sector reported gains as prices for debt instruments in the U.S. and Europe fell amid talk of higher interest rates. Short positions in the Eurodollars, Ten-year notes and Thirty-year bonds closed lower on speculation that the U.S. Federal Reserve Bank might raise short-term interest rates by as much as 50 basis points when its Federal Open Market Committee meets on June 29. Yields (which move inversely to price) on the Ten-year note touched a four-year high as the possibility of a more aggressive approach from the FOMC concerned investors, analysts said. Speaking at an economic forum, Bundesbank president and European Central Bank council member Axel Weber said that monetary policy in the 12-nation single currency zone remains accommodative even after the ECB tightened interest rates on June 8. He added that short-term rates were still relatively low and commented that the central bank could be in a position to raise rates if expectations on growth and inflation were confirmed by economic data. Short positions in the LIFFE Euribor, Eurobund and EuroSwiss contracts benefited as prices fell on the comments.

Long positions in the energy complex were profitable as prices for gasoline headed higher during the week. Analysts said that the higher prices were the result of data that suggested U.S. drivers are buying more fuel than they were at the same time last year, despite the fact that prices are nearly $3.00 per gallon on average. Gasoline prices were also higher on news that a crucial shipping channel in Louisiana had to be closed down by the U.S. Coast Guard because of an oil spill. Long positions in the gas oil contract in London also recorded gains.

Positions in the soft/agricultural commodity sector were profitable as prices for cotton were lower by Friday’s close. Short positions in the December cotton benefited as the contract fell 4.12 cents on the weekly session (over 7% from the previous week’s settlement) as analysts suggested that technical factors drove market prices lower.

Lastly, short positions in the U.S. dollar lost ground as aforementioned concerns over the size of any possible rate hike sent the greenback higher against most of its major trading partners. Analysts said that the prospect of

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

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Chicago, IL 60661
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the FOMC raising rates by as much as 50 basis points put a bid into the dollar and resulted in a sell-off in the euro, British pound and Swiss franc, causing losses to long positions in those currencies. Short positions in the U.S. dollar index also lost ground as that contract closed 93 basis points higher for the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com